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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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
         1ST SOURCE CORPORATION                                   1ST SOURCE CAPITAL TRUST II
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       (Exact name of registrant                                   (Exact name of registrant
      as specified in its charter)                                as specified in its charter)

                Indiana                                                     Delaware
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(State of Incorporation or Organization)                    (State of Incorporation or Organization)

               35-1068133                                                  35-6640421
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  (IRS Employer Identification Number)                        (IRS Employer Identification Number)


                                                                    c/o 1st Source Corporation
        100 North Michigan Street                                   100 North Michigan Street
        South Bend, Indiana 46601                                   South Bend, Indiana 46601
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(Address of Principal Executive Offices)                    (Address of Principal Executive Offices)
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        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
        Instruction A(c)(1), please check the following box.  / /

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction
        A(c)(2), please check the following box.  / /
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       Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
           Title of each class                          on which each class
           to be so registered                          is to be registered

                  None.                                    Not Applicable.


       Securities to be registered pursuant to Section 12(g) of the Act:

              Floating Rate Cumulative Trust Preferred Securities
                    (and the Guarantee with respect thereto)
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                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For a full description of the Floating Rate Cumulative Trust
Preferred Securities (the "Preferred Securities") issued by 1st
Source Capital Trust II, a Delaware statutory business trust (the
"Trust") and the guarantee with respect to the Preferred Securities by 1st Source Corporation, an Indiana corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated
Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos.
333-22577, 333-22577-01 and 333-22577-02) (the "Registration
Statement") filed by the Company, 1st Source Capital Trust I and the Trust with the Securities and Exchange Commission ("SEC") on February 28, 1997, under the Securities Act of 1933, as amended
(the "Act").  The information contained in the Registration
Statement and the Prospectus are incorporated herein by reference.
Definitive copies of the Prospectus describing the Preferred
Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be incorporated by reference into this Registration Statement on Form
8-A.

ITEM 2.  EXHIBITS

         2.1          Certificate of Trust of 1st Source Capital Trust
                      II. Incorporated by reference to Exhibit 4.11 to the Registration Statement.

         2.2(a)       Trust Agreement of 1st Source Capital Trust II.
                      Incorporated by reference to Exhibit 4.12 to the Registration Statement.

         2.2(b)       Form of Amended and Restated Trust Agreement of 1st
                      Source Capital Trust II. Incorporated by reference to Exhibit 4.13 to the Registration Statement.

         2.3          Form of Preferred Security Certificate of 1st
                      Source Capital Trust II. Incorporated by reference to Exhibit 4.14 to the Registration Statement
                      (included as an exhibit to Exhibit 4.13 to the Registration Statement).

         2.4 Form of Preferred Securities Guarantee Agreement for 1st Source Capital Trust II. Incorporated by reference to Exhibit 4.15 to the Registration
                      Statement.

         2.5 Form of Indenture between 1st Source Corporation and State Street Bank and Trust Company, as Trustee with respect to the Floating Rate Subordinated
                      Debentures of 1st Source Corporation. Incorporated by reference to Exhibit 4.9 to the Registration
                      Statement.

         2.6          Form of Floating Rate Subordinated Debenture.
                      Incorporated by reference to Exhibit 4.10 to the Registration Statement (included as an exhibit to Exhibit 4.9 to the Registration Statement).

         2.7 Form of Agreement as to Expenses and Liabilities pertaining to 1st Source Capital Trust II.
                      Incorporated by reference to Exhibit 4.16 to the Registration Statement (included as an exhibit to Exhibit 4.13 to the Registration Statement).


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                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.


Dated:  March 3, 1997




1ST SOURCE CORPORATION                        1ST SOURCE CAPITAL TRUST II




By:  /s/ Christopher J. Murphy III            By:  /s/ Christopher J. Murphy III
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                                                     Christopher J. Murphy III
                                                     Administrative Trustee



                                              By:  /s/ Wellington D. Jones III
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                                                      Wellington D. Jones III
                                                      Administrative Trustee



                                              By:  /s/ Larry E. Lentych
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                                                      Larry E. Lentych
                                                      Administrative Trustee

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